Exhibit 99.1

Datadog Announces Third Quarter 2021 Financial Results

November 4, 2021

Third quarter revenue grew 75% year-over-year to $270 million
Strong growth of larger customers, with 1,800 $100k+ ARR customers, up from 1,082 a year ago
Announced ten new products and features at Dash

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its third quarter ended September 30, 2021.
"We are pleased with our third quarter performance, with revenue growth accelerating to 75% year-over-year. We saw broad-based strength across customer segments and products," said Olivier Pomel, co-founder and CEO of Datadog. "Digital transformation and cloud migration continue to be transformational forces for companies of all sizes."
Pomel added, “With ten new products and major features announced at our annual user conference, Dash, we are continuing to innovate at a rapid pace. We are broadening our observability platform, further developing our Cloud Security Platform, and launching the general availability of CI Visibility, which represents a major step towards shift-left observability for developer workflows."

Third Quarter 2021 Financial Highlights:
•Revenue was $270.5 million, an increase of 75% year-over-year.
•GAAP operating loss was $(4.9) million; GAAP operating margin was (2)%.
•Non-GAAP operating income was $44.0 million; non-GAAP operating margin was 16%.
•GAAP net loss per diluted share was $(0.02); non-GAAP net income per diluted share was $0.13.
•Operating cash flow was $67.4 million, with free cash flow of $57.1 million.
•Cash, cash equivalents, restricted cash, and marketable securities were $1.5 billion as of September 30, 2021.

Third Quarter & Recent Business Highlights:
•As of September 30, 2021, we had 1,800 customers with ARR of $100,000 or more, an increase of 66% from 1,082 as of September 30, 2020.
•Announced ten new products and features at our annual user conference, Dash. Product announcements included:
▪The general availability of CI Visibility, to help customers gain visibility into their developer tests and pipelines.
▪The general availability of Session Replay, a new product in our Real User Monitoring suite, through which customers can watch individual user sessions using a video-like interface.
▪The general availability of Funnel Analysis, to track user behavior through conversion funnels.
▪The general availability of Network Device Monitoring, enabling customers to automatically discover and monitor on-premise network devices and appliances.
▪The general availability of Datadog Apps, which allows partners to add new functionality and deeper integrations to the Datadog platform, including new visualizations and custom interactions.
▪The introduction of Online Archives for Log Management, a warehousing solution with long-term archival and online query capabilities.
▪The private beta launch of Cloud Cost Management, to help our customers control costs for their rapidly growing cloud and container environments.
▪Official Datadog support of Vector, an open-source tool that allows users to collect, enrich, and transform observability data, and automatically route it to the destination of their choice.
▪The private beta launch of Observability Pipelines, which will include enterprise-class capability for Vector, and the ability for end users to control it remotely using Datadog while running on their premises or their cloud accounts.
▪The private beta launch of Universal Service Monitoring, to track performance of all applications and services without requiring custom code or instrumentation.
▪The private beta launch of Application Security, a product within our Cloud Security Platform, to monitor attacks and correlate them with application traces.

•Announced the general availability of Database Monitoring. With insights into query performance and explain plans, as well as automatic correlation of query metrics with application and infrastructure metrics, Database Monitoring provides engineers and database administrators the visibility they need to quickly find and fix application performance issues that arise from slow running database queries.

Fourth Quarter and Full Year 2021 Outlook:
Based on information as of today, November 4, 2021, Datadog is providing the following guidance:
•Fourth Quarter 2021 Outlook:
◦Revenue between $290 million and $292 million.
◦Non-GAAP operating income between $38 million and $40 million.
◦Non-GAAP net income per share between $0.11 and $0.12, assuming approximately 347 million weighted average diluted shares outstanding.
•Full Year 2021 Outlook:
◦Revenue between $993 million and $995 million.
◦Non-GAAP operating income between $133 million and $135 million.
◦Non-GAAP net income per share between $0.39 and $0.40, assuming approximately 344 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the third quarter of 2021 and outlook for the fourth quarter and the full year 2021
•When: November 4, 2021 at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time)
•Dial in: To access the call in the U.S., please dial (800) 708-4540, and for international callers, please dial (847) 619-6397. Callers may provide confirmation number 50234632 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, partnerships, investments and long-term opportunity, and Datadog’s future financial performance, including its outlook for the fourth quarter and full year 2021. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; (12) general market, political, economic, and business conditions; and (13) the impact that the ongoing COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 6, 2021. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) non-cash benefit related to tax adjustment; (4) employer payroll taxes on employee stock transactions; and (5) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:

Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Non-cash benefit related to tax adjustment. Datadog recorded a contingent payroll tax liability in conjunction with a common stock repurchase transaction in 2016. In 2020, the period of limitations for assessing the contingent Federal payroll tax liability expired and the Company was legally released from being the primary obligor, and recognized a benefit in the consolidated statement of operations. Datadog does not believe this is reflective of on-going results and therefore adjusted for this benefit.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In May 2020, Datadog issued $747.5M of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.

We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. We updated the definition of MRR as of the quarter ended September 30, 2021 to capture usage from subscriptions with committed contractual amounts and applied this change retroactively. ARR and MRR should be viewed independently of revenue as they are operating metrics and are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$270,488	$154,675	$702,586	$425,935
Cost of revenue (1)(2)(4)	63,332	33,984	167,096	89,340
Gross profit	207,156	120,691	535,490	336,595
Operating expenses:
Research and development (1)(3)(4)	112,675	56,440	286,720	142,928
Sales and marketing (1)(2)(3)(4)	75,827	57,142	210,592	153,626
General and administrative (1)(3)(4)	23,549	16,376	65,789	44,876
Total operating expenses	212,051	129,958	563,101	341,430
Operating loss	(4,895)	(9,267)	(27,611)	(4,835)
Other income (loss):
Interest expense (5)	(4,912)	(12,423)	(15,448)	(17,424)
Interest income and other income, net	5,040	7,135	16,105	15,204
Other income (loss), net	128	(5,288)	657	(2,220)
Loss before provision for income taxes	(4,767)	(14,555)	(26,954)	(7,055)
Provision for income taxes	(717)	(595)	(960)	(1,332)
Net loss	$(5,484)	$(15,150)	$(27,914)	$(8,387)
Basic and diluted net loss per share	$(0.02)	$(0.05)	$(0.09)	$(0.03)
Weighted average shares used in calculating basic and diluted net loss per share	310,247	302,554	308,115	299,105

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$1,427	$529	$2,957	$1,167
Research and development	27,239	10,173	64,947	24,723
Sales and marketing	9,739	6,068	23,355	13,683
General and administrative	5,590	3,946	16,112	10,037
Total	$43,995	$20,716	$107,371	$49,610

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$1,311	$274	$2,574	$668
Sales and marketing	229	—	392	—
Total	$1,540	$274	$2,966	$668

(3) Includes non-cash benefit related to tax adjustment as follows:
Research and development	$—	$—	$—	$(2,729)
Sales and marketing	—	—	—	(449)
General and administrative	—	—	—	(2,383)
Total	$—	$—	$—	$(5,561)

(4) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$62	$32	$253	$154
Research and development	1,523	418	5,395	1,877
Sales and marketing	1,275	1,354	5,230	3,014
General and administrative	520	282	838	552
Total	$3,380	$2,086	$11,716	$5,597

(5) Includes amortization of issuance costs as follows:
Interest expense	$838	$8,062	$2,510	$10,546
Total	$838	$8,062	$2,510	$10,546

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$286,966	$224,927
Marketable securities	1,180,160	1,292,532
Accounts receivable, net of allowance for credit losses of $2,517 and $2,468 as of September 30, 2021 and December 31, 2020, respectively	224,602	163,359
Deferred contract costs, current	19,933	13,638
Prepaid expenses and other current assets	24,675	23,624
Total current assets	1,736,336	1,718,080
Property and equipment, net	68,820	47,197
Operating lease assets	61,972	57,829
Goodwill	255,735	17,609
Intangible assets, net	12,803	2,069
Deferred contract costs, non-current	35,508	26,750
Restricted cash	3,572	3,784
Other assets	19,427	16,967
TOTAL ASSETS	$2,194,173	$1,890,285
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,654	$21,342
Accrued expenses and other current liabilities	85,173	55,351
Operating lease liabilities, current	19,425	16,326
Deferred revenue, current	300,950	204,825
Total current liabilities	440,202	297,844
Operating lease liabilities, non-current	53,189	51,433
Convertible senior notes, net	734,643	575,864
Deferred revenue, non-current	3,266	3,450
Other liabilities	5,461	4,262
Total liabilities	1,236,761	932,853
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	1,116,872	1,103,305
Accumulated other comprehensive (loss) income	(188)	2,287
Accumulated deficit	(159,275)	(148,163)
Total stockholders’ equity	957,412	957,432
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,194,173	$1,890,285

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,484)	$(15,150)	$(27,914)	$(8,387)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,197	3,972	16,062	11,367
Amortization of discounts or premiums on marketable securities	3,716	3,884	11,829	5,344
Amortization of issuance costs	838	8,062	2,510	10,546
Amortization of deferred contract costs	4,704	2,721	12,557	7,348
Stock-based compensation, net of amounts capitalized	43,995	20,716	107,371	49,610
Non-cash lease expense	4,544	3,453	12,605	10,004
Allowance for credit losses on accounts receivable	699	655	1,226	2,656
Loss on disposal of property and equipment	102	(4)	258	4
Changes in operating assets and liabilities:
Accounts receivable, net	(36,972)	2,431	(61,880)	(21,253)
Deferred contract costs	(10,909)	(4,567)	(27,610)	(15,804)
Prepaid expenses and other current assets	1,596	(340)	(941)	(6,821)
Other assets	(912)	310	(1,844)	(605)
Accounts payable	5,060	3,714	12,432	6,406
Accrued expenses and other liabilities	11,918	5,236	19,226	6,884
Deferred revenue	38,287	1,177	94,865	27,964
Net cash provided by operating activities	67,379	36,270	170,752	85,263
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(406,429)	(273,550)	(897,412)	(1,477,063)
Maturities of marketable securities	365,486	146,646	935,692	268,500
Proceeds from sale of marketable securities	19,417	85,700	61,132	85,700
Purchases of property and equipment	(3,324)	(1,412)	(7,551)	(4,336)
Capitalized software development costs	(6,972)	(6,217)	(19,364)	(14,371)
Cash paid for acquisition of businesses; net of cash acquired	146	—	(200,202)	(2,363)
Net cash used in investing activities	(31,676)	(48,833)	(127,705)	(1,143,933)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,489	5,119	10,651	12,354
Initial public offering costs	—	—	—	(421)
Proceeds for issuance of common stock under the employee stock purchase plan	—	—	9,794	7,680
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	—	(118)	(245)	(977)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	(474)	—	730,207
Purchase of capped call related to convertible senior notes	—	—	—	(89,625)
Net cash provided by financing activities	4,489	4,527	20,200	659,218

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(758)	506	(1,420)	393

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	39,434	(7,530)	61,827	(399,059)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	251,104	209,660	228,711	601,189
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$290,538	$202,130	$290,538	$202,130

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$286,966	$198,523	$286,966	$198,523
Restricted cash	3,572	3,607	3,572	3,607
Total cash, cash equivalents and restricted cash	$290,538	$202,130	$290,538	$202,130

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$207,156	$120,691	$535,490	$336,595
Plus: Stock-based compensation expense	1,427	529	2,957	1,167
Plus: Amortization of acquired intangibles	1,311	274	2,574	668
Plus: Employer payroll taxes on employee stock transactions	62	32	253	154
Non-GAAP gross profit	$209,956	$121,526	$541,274	$338,584
GAAP gross margin	77%	78%	76%	79%
Non-GAAP gross margin	78%	79%	77%	79%

Reconciliation of operating expenses
GAAP research and development	$112,675	$56,440	$286,720	$142,928
Less: Stock-based compensation expense	(27,239)	(10,173)	(64,947)	(24,723)
Plus: Non-cash benefit related to tax adjustment	—	—	—	2,729
Less: Employer payroll taxes on employee stock transactions	(1,523)	(418)	(5,395)	(1,877)
Non-GAAP research and development	$83,913	$45,849	$216,378	$119,057

GAAP sales and marketing	$75,827	$57,142	$210,592	$153,626
Less: Stock-based compensation expense	(9,739)	(6,068)	(23,355)	(13,683)
Less: Amortization of acquired intangibles	(229)	—	(392)	—
Plus: Non-cash benefit related to tax adjustment	—	—	—	449
Less: Employer payroll taxes on employee stock transactions	(1,275)	(1,354)	(5,230)	(3,014)
Non-GAAP sales and marketing	$64,584	$49,720	$181,615	$137,378

GAAP general and administrative	$23,549	$16,376	$65,789	$44,876
Less: Stock-based compensation expense	(5,590)	(3,946)	(16,112)	(10,037)
Plus: Non-cash benefit related to tax adjustment	—	—	—	2,383
Less: Employer payroll taxes on employee stock transactions	(520)	(282)	(838)	(552)
Non-GAAP general and administrative	$17,439	$12,148	$48,839	$36,670

Reconciliation of operating income and operating margin
GAAP operating (loss) income	$(4,895)	$(9,267)	$(27,611)	$(4,835)
Plus: Stock-based compensation expense	43,995	20,716	107,371	49,610
Plus: Amortization of acquired intangibles	1,540	274	2,966	668
Less: Non-cash benefit related to tax adjustment	—	—	—	(5,561)
Plus: Employer payroll taxes on employee stock transactions	3,380	2,086	11,716	5,597
Non-GAAP operating income	$44,020	$13,809	$94,442	$45,479
GAAP operating margin	(2)%	(6)%	(4)%	(1)%
Non-GAAP operating margin	16%	9%	13%	11%

Reconciliation of net (loss) income
GAAP net loss	$(5,484)	$(15,150)	$(27,914)	$(8,387)
Plus: Stock-based compensation expense	43,995	20,716	107,371	49,610
Plus: Amortization of acquired intangibles	1,540	274	2,966	668
Less: Non-cash benefit related to tax adjustment	—	—	—	(5,561)
Plus: Employer payroll taxes on employee stock transactions	3,380	2,086	11,716	5,597
Plus: Amortization of issuance costs	838	8,062	2,510	10,546
Non-GAAP net income	$44,269	$15,988	$96,649	$52,473
Net income per share - basic	$0.14	$0.05	$0.31	$0.18
Net income per share - diluted	$0.13	$0.05	$0.28	$0.16
Shares used in non-GAAP net income per share calculations:
Basic	310,247	302,554	308,115	299,105
Diluted	344,453	333,011	343,071	330,831

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$67,379	$36,270	$170,752	$85,263
Less: Purchases of property and equipment	(3,324)	(1,412)	(7,551)	(4,336)
Less: Capitalized software development costs	(6,972)	(6,217)	(19,364)	(14,371)
Free cash flow	$57,083	$28,641	$143,837	$66,556

Contact Information
Yuka Broderick
Datadog Investor Relations
(866) 329-4466
IR@datadog.com

David Chao
Datadog Corporate Communications
Press@datadog.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.